UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 7, 2018
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     On February 7, 2018, Oclaro, Inc. (the “Company”) appointed Yves LeMaitre, the Company’s President, Optical Connectivity, to serve as the Company’s Chief Strategy Officer, effective February 8, 2018. Biographical information regarding Mr. LeMaitre is set forth in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on September 27, 2017 and such information is incorporated by reference herein.

Additionally, on February 7, 2018, in connection with the Company’s appointment of Mr. LeMaitre to his new role as Chief Strategy Officer, Walter F. Jankovic was appointed to serve as its President, Optical Connectivity, effective February 8, 2018. Prior to joining the Company, from June 2005 to February 2018, Mr. Jankovic, 49, served in a variety of roles at Celestica Inc., a design, manufacturing and supply chain solutions company. From December 2016 to February 2018 he served as Celestica’s Senior Vice President, Advanced Industrial and Health Tech Markets, from May 2012 to December 2016 as its Senior Vice President, Communications and ISP Markets, from January 2009 to April 2012 as its Vice President and General Manager, Cisco Global Business Unit and from June 2005 to December 2008 in a variety of financial and operational roles. Prior to Celestica, Mr. Jankovic served in a variety of financial roles at Nortel Networks from July 1992 to December 2004. He began his career at Deloitte & Touche in Canada. Mr. Jankovic holds a Bachelor of Arts degree with Honors in Chartered Accountancy from the University of Waterloo in Canada and a Master of Accounting degree from the University of Waterloo. He is a Chartered Accountant and a Certified Management Accountant in Canada.

Mr. Jankovic will, pursuant to his offer letter, receive a base salary of $350,000 per year for his service as President, Optical Connectivity and he will be eligible for annual bonuses, to be paid semi-annually, based upon achievement of individual and/or company performance goals. At full achievement of such goals, the total annual target bonus will be equal to 60% of his base salary. The Company has granted to Mr. Jankovic an award of 160,000 restricted stock units. The restricted stock units award is expected to vest as follows: 25% of the units will vest on the first anniversary of the grant date and, with respect to the remaining units, 6.25% of the units will vest on each February 10th, May 10th, August 10th and November 10th after the initial vesting date over the following three years of continuous service.

In addition Mr. Jankovic will enter into an Executive Severance and Retention Agreement (the form of agreement having been filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 1, 2014) and an indemnification agreement (the form of agreement having been filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2014), each in the same form as the agreements between the Company and each of its other executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: February 12, 2018	By:	/s/ Mike Fernicola
Mike Fernicola
Chief Accounting Officer (Principal Accounting Officer)